Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between J. Paul Hanchin (“Executive”) and Nuvectra Corporation (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive was employed by the Company as President;

WHEREAS, Executive signed a Severance Agreement with the Company effective April 8, 2016 (the “Severance Agreement”);

WHEREAS, Executive’s separation from the Company will be on June 27, 2019 (the “Separation Date”);

WHEREAS, the nature of Executive’s separation has been discussed by the Parties and they wish to mutually conclude Executive’s employment by immediately announcing his resignation to be effective June 27, 2019;

WHEREAS, the Parties agree that this Agreement does not change or pertain to Executive’s rights under the Nuvectra Employee 401(k) Plan;

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company; and

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1.     Conditions. Subject to receipt of the payments set forth in Section 2(a) herein, Executive agrees to resign any executive officer position he holds with the Company by submitting a letter of resignation (in the form reflected in Appendix 1) to its Chairman as soon as practicable after the Effective Date.

2.     Consideration. In consideration of Executive’s execution of this Agreement and Executive’s fulfillment of all of its terms and conditions, and provided that Executive does not revoke the Agreement under Section 4 below, the Company and Executive agree as follows:

 a.     Lump Sum Payment. The Company agrees to pay Executive a lump sum payment of Three hundred forty-six thousand four hundred sixty-six and twenty five cents ($346,466.25), less applicable withholdings, to be paid within 10 days of the Effective Date.

 b.     COBRA Subsidy Payment. Within 10 days of the Effective date or upon receipt of a written copy of Executive’s election of COBRA continuation, whichever is later, the Company will pay Executive a lump sum payment of sixteen thousand four hundred sixty-four and two cents ($16,464.02).

 c.     Treatment of Stock Options. Executive’s stock options will continue to vest subject to the terms of their underlying grant agreements and their associated plans. The options and restricted stock units will vest in accordance with such agreements and plans through September 27, 2019. Thereafter, no further vesting shall occur. Currently, the Parties agree that Executive has been granted the following stock options and restricted stock units with vesting dates as follows:

Type	Quantity	Vest Date
RSU	796	August 12, 2019
Options	1,592	August 12, 2019

  d.     Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement, the Company and its agents have paid, or will pay, or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive that have accrued through the Separation Date.

3.     Release of Claims. Subject to receipt of the payments set forth in Section 2(a) herein, Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, executives, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (including, but not limited to, the Company’s professional employer organization, if applicable) (collectively, the “Releasees”). Subject to receipt of the payments set forth in Section 2(a) herein, Executive, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

 a.     any and all claims relating to or arising from Executive’s employment relationship with the Company and the separation of that relationship, including any potential claims arising out of the Separation Agreement;

 b.     any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

 c.     any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

 d.     any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Executive Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Uniformed Services Employment and Reemployment Rights Act; Texas Employment Discrimination Law, as amended, Tex. Lab. Code Ann. §§ 21.001 to 21.405; Texas Disability Discrimination Law, as amended, Tex. Hum. Res. Code Ann. § 121.003; Texas Minimum Wage Act, Tex. Lab. Code Ann. §§ 62.001 to 62.205; Texas Wage Payment Law, Tex. Lab. Code Ann. §§ 61.001 to 61.095;

 e.     any and all claims for violation of the federal or any state constitution;

 f.     any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

 g.     any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

 h.     any and all claims for attorneys’ fees and costs.

The parties agree that the releases set forth in this paragraph 3 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Executive the right to recover any monetary damages against the Company; Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company). This release does not extend to any right Executive may have to workers’ compensation benefits or other vested right under a Company health and welfare plan. Executive represents that he has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

4.     Acknowledgment of Waiver of Claims under ADEA. Subject to receipt of the payments set forth in Section 2(a) herein, Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the Chairman of the Board of Directors that is received prior to the Effective Date.

5.     No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees. This paragraph does not prohibit Executive from participating in administrative proceedings with the EEOC, TWC Civil Rights Division, NLRB, or other employment related governmental agency, including the filing of charges. However, it does preclude him from recovery of any judgment or monetary award as a result of such participation in any administrative proceeding.

6.     Confidentiality. To the extent that its terms are not otherwise publicly disclosed, Executive agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, the consideration for this Agreement and any meetings, discussions or events associated with the finalizing of this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Executive may disclose Separation Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Executive’s counsel, and Executive’s accountant, any professional tax advisor or other professional advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment, prepare tax returns, or to render financial advice. Executive agrees that he will not publicize, directly or indirectly, any Separation Information. For avoidance of doubt, this paragraph 6 does not extend to Executive’s representations to any other person that he was formerly an executive of the Company.

7.     Trade Secrets and Confidential Information/Company Property. Executive reaffirms and agrees to observe and abide by any agreements with the Company (“Surviving Provisions”) relating to trade secrets, confidential information, non-competition and non-recruitment, specifically including the provisions regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, noncompetition, and non-solicitation of Company employees or executives. Executive agrees that the above reaffirmation and agreement with the Surviving Provisions shall constitute a new and separately enforceable agreement to abide by the terms of the Surviving Provisions, entered and effective as of the Effective Date. Executive specifically acknowledges and agrees that any violation of the restrictive covenants in the Surviving Provisions shall constitute a material breach of this Agreement. Executive’s signature below constitutes his certification under penalty of perjury that he has returned or will promptly return all documents and other items provided to Executive by the Company, developed or obtained by Executive in connection with his employment with the Company, or otherwise belonging to the Company, including, but not limited to, all passwords to any software or other programs or data that Executive used in performing services for the Company and all other property of the Company. For avoidance of doubt, it is a material condition of this Agreement that (a) Executive agrees that he shall retain no rights, ownership, or other interest in, and must cooperate in transferring control over Company property and (b) Executive promptly assist the Company in transferring control of all Company assets to the Company.

8.     No Cooperation. Executive agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement or as otherwise required by applicable law. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that he cannot provide counsel or assistance. Nothing in this paragraph 10 shall be deemed to prohibit Executive from making disclosures or taking such actions which are otherwise required by applicable law.

9.     Non-disparagement. Executive agrees to refrain from any disparaging statements about the Company or any of the other Releasees including, without limitation, the business, products, intellectual property, financial standing, future, or employment/compensation/benefit practices of the Company. The Company agrees to refrain from any disparaging statements about Executive. Executive understands that the Company’s obligations under this paragraph extend only to the Company’s current executive officers and members of its Board of Directors and only for so long as each officer or member is an executive or Director of the Company. Executive agrees that he shall direct any employment reference requests to the head of the Company’s Human Resources Department and that references will be limited to a neutral reference according to the Company standard procedure for providing references.

10.     Breach. Executive acknowledges and agrees that any substantial and material breach of this Agreement, unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Agreement and to obtain damages, except as provided by law, provided, however, that the Company shall not recover One Hundred Dollars ($100.00) of the consideration already paid pursuant to this Agreement and such amount shall serve as full and complete consideration for the promises and obligations assumed by Executive under this Agreement and the Confidentiality Agreement.

11.     No Admission of Liability. Subject to receipt of the payments set forth in Section 2(a) herein, Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

12.      Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of and counsel regarding this Agreement.

13.  ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN TRAVIS COUNTY, BEFORE THE JUDICIAL ARBITRATION AND MEDIATION SERVICE (“ JAMS”) UNDER ITS COMPREHENSIVE ARBITRATION RULES (“JAMS RULES”) AND TEXAS LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH TEXAS LAW, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL TEXAS LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH TEXAS LAW, TEXAS LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE COMPANY WILL PAY THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES AGREE THAT PUNITIVE DAMAGES SHALL BE UNAVAILABLE IN ARBITRATION. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

14.     Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

15.     No Representations. Executive represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

16.     Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

17.     Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, with the exception of those provisions explicitly referenced as surviving herein.

18.      No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Company’s Chairman of the Board of Directors.

19.     Governing Law. This Agreement shall be governed by the laws of the State of Texas, without regard for choice-of-law provisions. Executive consents to personal and exclusive jurisdiction and venue in the State of Texas, Collin County.

20.     Effective Date. Executive understands that this Agreement shall be null and void if not executed by him within the twenty-one (21) day period set forth above. Executive Party has seven (7) days after signing this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked before that date (the “Effective Date”).

21.     Counterparts. This Agreement may be executed in counterparts or by electronic form, and each counterpart and electronic form shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

22.     Voluntary Execution of Agreement. Executive understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Executive acknowledges that:

(a)	he has read this Agreement;

(b)	he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice;

(c)	he understands the terms and consequences of this Agreement and of the releases it contains; and

(d)	he is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dated: July 3, 2019	J. PAUL HANCHIN, an individual

/s/ Paul Hanchin

Dated: July 3, 2019	NUVECTRA CORPORATION

/s/ Fred B. Parks
Dr. Fred B. Parks
Title: CEO